Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-190402) and S-8 (No. 333-190412, No. 333-175912, No. 333-135416, No. 333-129748, No. 333-100628, No. 333-84485, and No. 333-72967) of Affiliated Managers Group, Inc. (the “Company”) of our report dated March 28, 2014 relating to the financial statements of ValueAct Holdings, L.P. and Controlled Affiliates, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 31, 2015